Exhibit 99.1

CONTACT INFORMATION

Investor Relations
Contact:	Mary Kay Ladone, Vice President, Investor Relations
Phone:	312-819-9387
Email:	MaryKay.Ladone@hill-rom.com

Media
Contact:	Howard Karesh, Vice President, Corporate Communications
Phone:	312-819-7268
Email:	Howard.Karesh@hill-rom.com

HILL-ROM REPORTS STRONG FISCAL THIRD QUARTER RESULTS AND RAISES FULL-YEAR ADJUSTED EARNINGS PER DILUTED SHARE OUTLOOK

•	Third quarter revenue of $655 million advances 38 percent
•	Operating margin expands 230 basis points to 8.9 percent; adjusted operating margin expands 370 basis points to 15.2 percent
•	Third quarter GAAP earnings of $0.68 per diluted share increases 106 percent; adjusted earnings of $0.81 per diluted share exceeds guidance
•	Year-to-date operating cash flow improves $81 million to $205 million
•	Company raises 2016 full-year adjusted earnings guidance to $3.32 to $3.34 per diluted share

CHICAGO, August 4, 2016 /PRNewswire/ -- Hill-Rom Holdings, Inc., (NYSE: HRC) today announced financial results for its fiscal third quarter ended June 30, 2016, and updated its full-year 2016 financial outlook. During the quarter, Hill-Rom reported earnings of $0.68 per diluted share, an increase of 106 percent, compared to $0.33 per diluted share in the prior-year period.

On an adjusted basis, earnings of $0.81 per diluted share rose 31 percent from $0.62 per diluted share in the prior-year period, and exceeded the company’s previously-issued guidance of $0.75 to $0.77 per diluted share. These results reflect strong revenue, particularly in North America, and management’s continued focus on operational execution and margin expansion. Adjustments to reported earnings are detailed in the reconciliation schedules provided.

“We delivered a strong quarter of revenue and earnings growth that exceeded our expectations, and as a result we have raised our full-year adjusted earnings outlook,” said John J. Greisch, president and Chief Executive Officer of Hill-Rom. “This performance reflects the value of our diversified portfolio, our disciplined focus on commercial and operational execution, and our commitment to cost management and margin improvement across our businesses.”

Third Quarter Financial Highlights

Hill-Rom’s third quarter worldwide revenue of $655 million grew 38 percent (or 39 percent on a constant currency basis) compared to the prior-year period. On a pro-forma constant currency basis, revenue increased 2 percent. Domestic revenue of $451 million advanced 47 percent (or 6 percent on a pro forma basis), while revenue outside the United States of $204 million increased 23 percent (but declined 4 percent on a pro forma constant currency basis). Pro-forma revenue reflects the inclusion of Welch Allyn in both the current and prior-year periods.

Business highlights below reflect revised reporting segments as disclosed by Hill-Rom in the fiscal 2016 second quarter. Please refer to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, for additional details.

-- North America: North America revenue of $268 million advanced 6 percent on a reported and constant currency basis.

-- Front Line Care: Front Line Care, which includes Welch Allyn and Respiratory Care, generated revenue of $193 million. On a pro-forma constant currency basis, Front Line Care revenue increased approximately 2 percent.

-- Surgical Solutions: Surgical revenue of $102 million increased 3 percent on a reported and constant currency basis.

-- International: International revenue of $93 million declined 8 percent on a reported and constant currency basis.

-- Gross margin improved by 390 basis points to 48.1 percent; adjusted gross margin expanded by 340 basis points to 48.1 percent.

-- Operating margin improved by 230 basis points to 8.9 percent; adjusted operating margin expanded by 370 basis points to 15.2 percent.

-- Year-to-date operating cash flow increased $81 million, or 65 percent, to $205 million compared to the prior year.

Recent Highlights

•	During the third quarter, the company introduced the VisiVestTM Airway Clearance System, a connected therapeutic solution for patients with chronic lung disease. The VisiVest System provides therapy adherence data that may help inform decisions caregivers make for their patients, resulting in reduced risk of respiratory infections, hospitalizations and medical costs.

•	In continuation of Hill-Rom’s global footprint optimization strategy, the company announced the closure of two European manufacturing facilities, which will be completed during 2017. In total, the company has now initiated or completed five facility closures.

Financial Outlook

For fiscal 2016, Hill-Rom now expects reported revenue to be approximately $2.65 billion, compared to $2.64 and $2.67 billion previously. This reflects:

•	2% to 3% pro forma constant currency growth, and
•	Negative currency impact of approximately 2 percent at current rates

In addition, the company now expects full-year 2016 adjusted earnings to be $3.32 to $3.34 per diluted share, compared to the previous guidance range of $3.26 to $3.30 per diluted share. Cash flow from operations for the full year is now expected to be approximately $320 million, compared to $315 million previously, which includes outflows related to our ongoing restructuring and integration activities. Capital expenditures are now expected to be approximately $90 million, compared to $110 to $120 million previously.

For the fourth quarter of fiscal 2016, Hill-Rom expects reported revenue to be between $695 and $705 million. This reflects:

•	Approximately flat pro forma constant currency growth, and
•	Negative currency impact of approximately 1 percent at current rates

In addition, the company expects fourth quarter adjusted earnings to be $1.12 to $1.14 per diluted share.

Discussion of Adjusted Financial Measures

Hill-Rom Holdings, Inc. routinely provides earnings per share results and guidance on an adjusted basis because the company’s management believes this measures contributes to an understanding of our financial performance and provides an additional analytical tool to understand our results from core operations and reveal underlying trends. This measure excludes strategic developments, acquisition and integration costs, special charges or other unusual events. The company also excludes expenses associated with the amortization of intangible assets associated with prior business acquisitions. This adjustment is made to allow investors to evaluate and understand operating trends excluding the non-cash impact of acquired intangible amortization on operating income and earnings per share.

Management uses these measures internally for planning, forecasting and evaluating the performance of the business. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Reconciliations of GAAP measures to adjusted measures appear in the financial tables of this release.  Management does not include adjusted items in forward looking measures because some of these items can be highly variable and cannot be reasonably predicted. As such, prospective quantification of such items is not feasible and a reconciliation of non-GAAP earnings per share guidance to GAAP earnings per share has not been provided.

Conference Call Webcast and Dial-in Information

As previously announced, the company will host a conference call and webcast today at 8:00 a.m. ET.

Webcast: To join the live webcast with audio on August 4, visit http://edge.media-server.com/m/p/6zke9akd. The webcast slide deck will be posted to the Hill-Rom website prior to the webcast.

Conference Call Audio Only Dial-in information:  To join the live conference call, dial 877-868-1829 domestic callers / 631-291-4543 international callers.  The following Confirmation Code is required for both: 43058042.  Callers will need to provide their name, company affiliation and telephone number to the conference operator.

A recording of the webcast/call audio will be available for telephone replay through August 9, 2016.  To access the replay, dial 855-859-2056 domestic callers / 404-537-3406 international callers.  For the replay, callers will need to use Confirmation Code 43058042.  If you are unable to listen to the live webcast or the telephone replay, the webcast will be archived at http://ir.hill-rom.com/events.cfm.

ABOUT HILL-ROM HOLDINGS, INC.
Hill-Rom is a leading global medical technology company with 10,000 employees worldwide. We partner with health care providers in more than 100 countries by focusing on patient care solutions that improve clinical and economic outcomes in five core areas: Advancing Mobility, Wound Care and Prevention, Clinical Workflow, Surgical Safety and Efficiency and Respiratory Health. Around the world, Hill-Rom's people, products, and programs work towards one mission: Every day, around the world, we enhance outcomes for patients and their caregivers. Visit www.hill-rom.com for more information.

Disclosure Regarding Forward Looking Statements

Certain statements herein contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the company’s future plans, objectives, beliefs, expectations, representations and projections. It is important to note that forward-looking statements are not guarantees of future performance, and the company’s actual results could differ materially from those set forth in any forward-looking statements. For a more in depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the company’s previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The company assumes no obligation to update or revise any forward-looking statements.

Hill-Rom Holdings, Inc. and Subsidiaries
 Condensed Consolidated Statements of Income
 (Dollars in millions, except per share data)

	Quarter Ended June 30		Year To Date Ended June 30
	2016	2015	2016	2015
Net revenue
Product sales and service	$556.0	$376.8	$1,650.4	$1,125.9
Rental revenue	99.4	97.7	298.8	288.4
Total revenue	655.4	474.5	1,949.2	1,414.3
Cost of revenue
Cost of goods sold	293.6	217.9	896.0	652.3
Rental expenses	46.4	47.1	142.9	138.4
Total cost of revenue	340.0	265.0	1,038.9	790.7
Gross profit
Product sales and service	262.4	158.9	754.4	473.6
Rental	53.0	50.6	155.9	150.0
Total gross profit	315.4	209.5	910.3	623.6
As a percentage of sales	48.1%	44.2%	46.7%	44.1%

Research and development expenses	33.6	23.3	101.5	67.3
Selling and administrative expenses	209.9	150.5	640.5	455.5
Special charges	13.7	4.4	31.5	11.9

Operating profit	58.2	31.3	136.8	88.9

Other income/(expense), net	(22.9)	(3.3)	(67.6)	(7.3)

Income tax (benefit) expense	(9.7)	9.3	(2.2)	24.7

Net income	45.0	18.7	71.4	56.9

Less: Net loss attributable to noncontrolling interests	(0.3)	(0.4)	(1.0)	(0.4)

Net income attributable to common shareholders	$45.3	$19.1	$72.4	$57.3

Diluted earnings per share:	$0.68	$0.33	$1.09	$0.99

Average common shares outstanding - diluted (thousands)	66,552	57,899	66,402	57,943

Dividends per common share	$0.1700	$0.1600	$0.5000	$0.4725

Non-GAAP Financial Disclosures and Reconciliations

While Hill-Rom reports financial results in accordance with U.S. GAAP, this press release includes non-GAAP measures. Hill-Rom uses non-GAAP measures to evaluate and manage its operations and provides the information to assist investors in performing financial analysis that is consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Hill-Rom Holdings, Inc. and Subsidiaries
 Revenue Constant Currency
 (Dollars in millions)

							U.S.		OUS
	Quarter Ended June 30		Change As		Constant		Change As		Change As		Constant
	2016	2015	Reported		Currency		Reported		Reported		Currency

Product sales and service	$556.0	$376.8	47.6%		48.1%		63.4%		24.8%		26.1%
Rental revenue	99.4	97.7	1.7%		1.9%		2.7%		(4.8%)		(3.2%)
Total revenue	$655.4	$474.5	38.1%		38.6%		46.6%		22.5%		23.9%

North America	$267.8	$252.4	6.1%		6.3%		8.0%		(28.9%)		(24.2%)
Front Line Care	192.7	22.1	N/	M	N/	M	N/	M	N/	M	N/	M
Surgical Solutions	101.7	98.6	3.1%		3.3%		13.2%		(6.0%)		(5.6%)
International	93.2	101.4	(8.1%)		(7.8%)		N/	A	(8.1%)		(7.8%)
Total revenue	$655.4	$474.5	38.1%		38.6%		46.6%		22.5%		23.9%

							U.S.		OUS
	Year To Date Ended June 30		Change As		Constant		Change As		Change As		Constant
	2016	2015	Reported		Currency		Reported		Reported		Currency

Product sales and service	$1,650.4	$1,125.9	46.6%		49.2%		67.0%		19.7%		25.9%
Rental revenue	298.8	288.4	3.6%		4.3%		6.0%		(11.1%)		(6.0%)
Total revenue	$1,949.2	$1,414.3	37.8%		40.1%		49.9%		17.4%		23.4%

North America	$786.5	$724.5	8.6%		8.9%		9.9%		(18.4%)		(10.2%)
Front Line Care	598.2	66.6	N/	M	N/	M	N/	M	N/	M	N/	M
Surgical Solutions	296.1	303.0	(2.3%)		0.1%		8.7%		(11.2%)		(6.9%)
International	268.4	320.2	(16.2%)		(12.5%)		N/	A	(16.2%)		(12.5%)
Total revenue	$1,949.2	$1,414.3	37.8%		40.1%		49.9%		17.4%		23.4%

N/A = Not applicable
N/M = Not meaningful
OUS = Outside of the U.S.

Hill-Rom Holdings, Inc. and Subsidiaries
Reconciliation: Earnings Per Share
(Dollars in millions, except per share data)

	Quarter Ended June 30, 2016				Quarter Ended June 30, 2015
	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Operating Margin[1]	Income Before Income Taxes	Income Tax Expense	Diluted EPS

GAAP Basis	8.9%	$35.3	$(9.7)	$0.68	6.6%	$28.0	$9.3	$0.33
Adjustments:
Acquisition and integration costs	0.5%	3.5	0.7	0.04	1.4%	6.8	2.3	0.08
Acquisition-related intangible asset amortization	3.7%	24.1	8.2	0.24	1.6%	7.7	2.1	0.10
FDA remediation expenses	-	-	-	-	0.3%	1.3	0.4	0.02
Field corrective actions	-	-	-	-	0.5%	2.6	0.8	0.03
Litigation settlements and expenses	-	-	-	-	0.1%	0.3	0.1	-
Special charges	2.1%	13.7	4.7	0.13	0.9%	4.4	0.9	0.06
Foreign valuation allowance and acquisition dividends	-	-	18.8	(0.28)	-	-	-	-
Adjusted Basis	15.2%	$76.6	$22.7	$0.81	11.5%	$51.1	$15.9	$0.62

	Year to Date Ended June 30, 2016				Year To Date Ended June 30, 2015
	Operating Margin[1]	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS[1]

GAAP Basis	7.0%	$69.2	$(2.2)	$1.09	6.3%	$81.6	$24.7	$0.99
Adjustments:
Acquisition and integration costs	1.7%	33.7	9.7	0.36	1.4%	19.5	6.3	0.23
Acquisition-related intangible asset amortization	3.7%	72.1	24.7	0.71	1.7%	23.4	6.5	0.29
FDA remediation expenses	-	-	-	-	0.2%	3.0	1.0	0.03
Field corrective actions	-	0.1	(0.1)	-	0.3%	4.9	1.5	0.06
Litigation settlements and expenses	-	-	-	-	-	(0.6)	(0.2)	(0.01)
Special charges	1.6%	31.5	10.5	0.32	0.8%	11.9	1.2	0.18
Foreign valuation allowance and acquisition dividends	-	-	18.8	(0.28)	-	-	1.9	(0.03)
Adjusted Basis	14.1%	$206.6	$61.4	$2.20	10.7%	$143.7	$42.9	$1.75

1 Total does not add due to rounding.

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in millions)

	June 30, 2016	September 30, 2015
Assets
Current Assets
Cash and cash equivalents	$199.6	$192.8
Trade accounts receivable, net of allowances	459.0	494.7
Inventories, net	254.4	267.4
Other current assets	92.7	186.1
Total current assets	1,005.7	1,141.0

Property, plant and equipment, net	356.3	378.4
Intangible assets:
Goodwill	1,606.7	1,610.5
Software and other, net	1,173.0	1,247.7
Other assets	94.8	80.0

Total Assets	$4,236.5	$4,457.6

Liabilities
Current Liabilities
Trade accounts payable	$117.8	$136.3
Short-term borrowings	76.8	58.0
Other current liabilities	309.6	384.5
Total current liabilities	504.2	578.8

Long-term debt	2,054.6	2,175.2
Other long-term liabilities	480.0	546.7

Total Liabilities	3,038.8	3,300.7

Total Shareholders' Equity Attributable to Common Shareholders	1,188.7	1,146.9

Noncontrolling interests	9.0	10.0

Total Shareholders' Equity	1,197.7	1,156.9

Total Liabilities and Shareholders' Equity	$4,236.5	$4,457.6

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in millions)

	Year to Date Ended June 30
	2016	2015
Operating Activities
Net income	$71.4	$56.9
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	71.9	53.1
Amortization	12.9	8.3
Acquisition-related intangible asset amortization	72.1	23.4
Provision for deferred income taxes	(7.9)	(12.3)
Loss on disposal of property, equipment leased to others,
intangible assets and impairments	1.4	-
Stock compensation	18.1	14.0
Excess tax benefits from employee stock plans	(1.3)	(1.7)
Change in working capital excluding cash, current debt,
acquisitions and dispositions:
Trade accounts receivable	33.5	4.7
Inventories	11.8	(3.4)
Other current assets	16.5	(5.1)
Trade accounts payable	(15.3)	(18.1)
Accrued expenses and other liabilities	(79.0)	0.3
Other, net	(0.7)	4.3
Net cash provided by operating activities	205.4	124.4

Investing Activities
Capital expenditures and purchases of intangibles	(60.7)	(102.6)
Proceeds on sales of property and equipment leased to others	1.5	1.2
Payment for acquisition of businesses, net of cash acquired	0.5	(5.1)
Other	(1.6)	2.1
Net cash used in investing activities	(60.3)	(104.4)

Financing Activities
Net change in short-term debt	-	(0.7)
Proceeds from borrowing on long-term debt	2.5	-
Borrowings on revolving credit facility	20.0	95.0
Payments on revolver	(20.0)	-
Payment of long-term debt	(109.9)	(11.5)
Deb issuance costs	-	(1.6)
Purchase of noncontrolling interest of former joint venture	(0.4)	(1.6)
Payment of cash dividends	(32.6)	(26.7)
Proceeds on exercise of stock options	3.8	10.2
Proceeds from stock issuance	2.7	2.1
Excess tax benefits from employee stock plans	1.3	1.7
Treasury stock acquired	(3.5)	(57.4)
Net cash (used in) provided by financing activities	(136.1)	9.5

Effect of exchange rate changes on cash	(2.2)	(5.4)

Net Cash Flows	6.8	24.1

Cash and Cash Equivalents:
At beginning of period	192.8	99.3
At end of period	$199.6	$123.4